Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (“AT&T Long Term Savings and Security Plan”) of our report dated May 1, 2002 relating to the financial statements of Concert B.V. and its subsidiaries (“Concert”) for the year ended December 31, 2001, which appears in AT&T Corp.‘s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia
May 24, 2004